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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of THE SECURITIES
                              EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) December 18, 1997
                                                        -----------------


                           GEOTEK COMMUNICATIONS, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)



          Delaware                   0-17581                     22-2358635
  ----------------------      ------------------------     ---------------------
  (State or other juris-      (Commission File Number)     (IRS Employer Identi-
 diction of incorporation)                                      fication No.)


102 Chestnut Ridge Road, Montvale, New Jersey                      07645
---------------------------------------------                   ----------
   (Address of principle executive offices)                     (Zip Code)


Registrant's telephone number, including area code    201-930-9305
                                                      ------------

                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)





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Item 5.                    Other Events

         On December 18, 1997, the holders of a majority in aggregate principal amount of Geotek Communications, Inc.'s (the "Company") 15% Senior Secured Discount Notes due 2005 (the "Secured Notes") agreed to consent to the amendment of certain provisions of the Indenture, dated as of June 30, 1995, between the Company and IBJ Schroder Bank & Trust Company, as trustee for the holders of the Senior Notes (the "Indenture"), governing the Secured Notes. The principal purposes of the amendments are to (i) effect the reallocation of 900 MHz specialized mobile radio licenses (the "900 MHz SMR Licenses") among the subsidiaries of the Company, all of whose outstanding capital stock (the "Pledged Companies") is or will be pledged to IBJ Schroder Bank & Trust Company, as collateral agent for the holders of the Secured Notes (the "Collateral Agent"), or whose outstanding capital stock is pledged (the "HNS Pledged Companies") to Hughes Network Systems, Inc. ("HNS") to secure certain loan facilities given by HNS to Geotek Financing Corporation, the Company's subsidiary ("GFC"), and certain of the Company's other subsidiaries, (ii) provide additional collateral security for the Secured Notes, (iii) permit the Company to incur additional indebtedness for working capital needs and general corporate purposes, (iv) permit the Company and its subsidiaries to secure certain indebtedness by granting additional liens on assets that are not collateral for the Secured Notes, (v) permit the Company to use a portion of the proceeds from certain asset dispositions for working capital needs and general corporate purposes, and (vi) permit the Company to transfer certain licenses from the Pledged Companies to other subsidiaries of the Company if the Company achieves specified subscriber levels.

         Under the amendments, the Company will be permitted to incur up to $20,000,000 of secured debt (increased from $10,000,000) and up to $70,000,000 of unsecured debt for general corporate purposes. The amount of unsecured debt permitted will be based on the amount of equity proceeds received by the Company after November 1, 1997: the Company will be permitted to incur unsecured indebtedness equal to (i) two times the net cash proceeds received from the issuance and sale of the Company's capital stock up to $40,000,000 of unsecured indebtedness plus (ii) the net cash proceeds received from the issuance and sale of the Company's capital stock up to $30,000,000 of unsecured indebtedness. In addition, the Company will be permitted (i) to incur additional unsecured indebtedness or (ii) to use the proceeds from asset sales outside the ordinary course of business (including the recent sale of the Company's interest in Bogen Communications International, Inc. but excluding the sales of the Company's interests in National Band Three Limited ("NB3") and Terrafon Bundelfunk GmbH & Co. KG and Terrafon Geschaftsfuhrungs Gesellschaft mbH (collectively, "Terrafon")) for working capital needs and general corporate purposes, up to an aggregate of $40,000,000. The Company will also be permitted to use up to 40% of the net cash proceeds from the sales of the Company's interests in NB3 and Terrafon for working capital needs and general corporate purposes. The Company will be required to use at least 40% of the net cash proceeds from the NB3 and Terrafon sales to purchase assets for use in the Company's GEONET systems in Boston, New York, Philadelphia and Washington D.C. (except that the Company may use up to $10,000,000 of such proceeds to purchase assets for use in the GEONET systems outside such northeast region markets) and at

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least 20% of such proceeds to make a tender offer to the holders of the Secured
Notes, on a pro rata basis according to the accreted value of the Secured Notes, within 30 days after the consummation of such sales.

         The amendments also include provisions for the reallocation of the Company's 900 MHz SMR Licenses among the Pledged Companies, the HNS Pledged Companies, and other subsidiaries of the Company (the "License Reallocation"). HNS has consented to the License Reallocation. Certain of the 900 MHz SMR Licenses held by the Pledged Companies will be subject to release if the Company
(i) has at least 100,000 subscribers in the aggregate or (ii) has at least 50,000 subscribers in the aggregate and GFC provides the Collateral Agent with a third priority pledge of the stock of the HNS Pledged Companies, while others will be subject to release if (i) the Company has at least 30,000 subscribers in the aggregate, (ii) after the release, the released licenses will be used to secure (whether by pledge of the capital stock of the holder of the released licenses or a pledge of the released licenses) indebtedness permitted under the Indenture and (iii) the Company provides the Collateral Agent with a second priority lien on the capital stock of the holder of the released licenses or on the released licenses themselves. In conjunction with the amendments, the Company and its operating subsidiary, Geotek USA, Inc., will grant a security interest in network equipment and related assets used in the Boston, New York, Philadelphia and Washington D.C. markets to the Collateral Agent.

         Effectiveness of the amendments is subject to satisfaction of certain closing conditions, including the delivery of customary certificates of officers of the Company and opinions of counsel. In addition, certain provisions of the amendments will not become effective until certain regulatory approvals for the License Reallocation are received.

         In conjunction with the consent to the amendments by the holders of a majority in aggregate principal amount of the Senior Notes, HNS and S-C Rig Investments III, L.P. ("S-C Rig") have agreed to the amendment of their respective loan facilities to incorporate the Indenture as amended into the default provisions of such loan facilities. In addition, the Company has agreed with S-C Rig that the Company will not, without S-C Rig's consent, grant a security interest in network infrastructure used in the Dallas, Houston, Miami, Orlando, Phoenix, San Antonio or Tampa markets except for certain liens permitted under the Indenture. However, S-C Rig will not unreasonably withhold its consent to the Company's grant of liens on such assets in the Miami, Orlando and Tampa markets in connection with certain debt financing that may be received within the next six months.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (C) Exhibits

             99 Press Release of Geotek Communications, Inc. dated December 19, 1997.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GEOTEK COMMUNICATIONS, INC.



Date: December 22, 1997                  By: /s/ Robert Vecsler
      -----------------                     --------------------------------
                                         Name: Robert Vecsler
                                         Title: Secretary and General Counsel

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